                                                                   EXHIBIT 10.25

                   STRATEGIC E-COMMERCE MARKETING AGREEMENT

     THIS AGREEMENT is entered into as of December 8, 1999 ("Effective Date") by and between PURCHASEPRO.COM, INC., a Nevada corporation whose address is 3291 N. Buffalo Drive, Las Vegas, Nevada 89129 ("Company"), and SPRINT COMMUNICATIONS COMPANY L.P., a Delaware Limited Partnership whose address is 8140 Ward Parkway, Kansas City, Missouri 64114 ("Sprint").

                                  WITNESSETH:

     WHEREAS, Company provides an extensive business-to-business bidding and procurement environment via a series of Company and/or co-branded websites and underlying Company-proprietary software ("PurchasePro Solution") that is made available for access by users on a subscription basis;

     WHEREAS, the parties entered into a Warrant Purchase Agreement dated as of November 29, 1999 ("WPA"), which provides that the parties will enter into a strategic e-commerce marketing agreement under which Sprint will promote the PurchasePro Solution to Sprint's current and future business customers as the business-to-business e-commerce procurement solution of choice and Company will promote the purchase of Sprint's services by its subscribers as the preferred communications provider on the PurchasePro.com network; and

     WHEREAS, pursuant to the WPA, as part of the consideration for Sprint entering into said strategic agreement, the Company issued to Sprint a warrant to purchase up to 1.8 Million shares of the Company's common stock, par value $0.01 per share, at an exercise price of $143.688 per share, on the terms and conditions set forth therein;

     NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.      Strategic E-Commerce Marketing Arrangement.  During the eighteen
             ------------------------------------------
(18) month period beginning on the Effective Date:

     (a)     Marketing and Operations.
             ------------------------

     . Sprint will actively market and promote the PurchasePro Solution, as the preferred business-to-business e-commerce solution for procurement of goods and services, to Company's current and future business customers, including in each of the following segments of Sprint's business: (1) long distance, and (2) pager, and (3) collaborative solutions

     . Sprint will actively promote the PurchasePro Solution including by use of text, material or other formats reasonably acceptable to Company in Sprint's marketing and promotional literature, customer billing inserts and other promotional items or materials

     . Sprint and Company will conduct joint marketing and promotional efforts as mutually agreed

     . Sprint will promote the sale to Sprint's customers of subscriptions to access and use the PurchasePro Solution ("Subscriptions")

     . Sprint and Company will establish a co-branded website, through which Sprint's customers who purchase Subscriptions ("Customers") will access the PurchasePro Solution

     . Sprint will provide level one ("first call") support for Customers as it relates to the referral process

     . Customers will access and use the PurchasePro Solution under Company's standard terms and conditions

     . Company will actively market and promote the sale of Sprint services to its subscribers by designating Sprint as the preferred communications provider on the PurchasePro.com network

     . Customers will purchase Sprint services pursuant to standard promotional offerings and the applicable tariff or standard terms and conditions governing such services

     . Company will actively promote Sprint services, including by use of text, material or other formats reasonably acceptable to Sprint in Company's marketing and promotional literature, customer billing inserts and other promotional items or materials.

     (b)     Financial Consideration.
             -----------------------

     . Company will book 100% of the net revenue from PurchasePro Solution Subscriptions sold by Sprint (determined and tracked in accordance with Company's standard practices) and shall pay to Sprint a quarterly sales commission equal to 25% of net collected revenues

     .  Each party will bear its own costs and expenses

     2.      Intent to Be Bound.  The parties are entering into this Agreement
             ------------------
so that they can immediately implement and begin to operate under the strategic e-commerce marketing agreement described in the WPA, without the need to wait until the process to reach final agreement on all terms is completed as described in Section 3. This Agreement is intended to be a legally sufficient, stand-alone agreement that is binding on both parties, notwithstanding that certain additional details, terms, and provisions of such final agreement are still to be resolved. This Agreement will remain in full force and effect for a period of 18 months or until said final agreement is executed by both parties; once so executed, said final agreement will replace and supersede this Agreement.

     3.      Further Negotiations.  During the 30 day period following the
             --------------------
execution of this Agreement (extendable by mutual consent), Company and Sprint will negotiate, reasonably and in good faith, a final agreement that obligates the Parties to continue to actively market and promote on mutually agreeable terms and conditions that are consistent with and include the provisions of this Agreement. If the parties are unable to mutually agree upon the wording of any provision of said final agreement, then at the request of either party the issue shall be resolved, consistent with and including the provisions of this Agreement, by binding arbitration under the commercial arbitration rules of the American Arbitration Association, in Las Vegas, Nevada. Specifically, each Party shall submit proposed language and the Arbitrators shall determine which version is more consistent with the terms and intent of this Agreement.

     4.      General Provisions.
             ------------------

     (a)     Entire Agreement; Amendment.  This Agreement and the Warrant
             ---------------------------
represent the entire agreement between the Company and Sprint with respect to the subject matter hereof, supersede all prior agreements and understandings with respect to the subject matter hereof, and may be amended only in a writing signed by the Company and the Sprint.

     (b)     Successors and Assigns.  This Agreement shall bind and benefit
             ----------------------
the successors, assigns, heirs, executors and administrators of the parties (including, without limitation, any successor corporation to the Company and the Sprint). The rights under this Agreement may not be assigned by either Party without the written consent of the other Party.

     (c)     Termination.   This Agreement shall commence on the Effective
             -----------
Date and shall remain in effect for a period of one (1) year. Thereafter, this Agreement shall be renewed automatically on a year to year basis, unless one party notifies the other of its desire to terminate this Agreement at least ninety (90) days prior to the expiration of the Initial Term or then current renewal term, as applicable.

     (d)     Governing Law.  This Agreement shall be governed in all respects
             -------------
by the laws of the State of New York.

     (e)     Notices.  All notices and other communications required or
             -------
permitted hereunder shall be in writing and shall be transmitted by telex or facsimile, or, if sent within the United States, mailed by first-class mail, postage prepaid, to the address at the address set forth above, or at such other address as the recipient shall have furnished to the other party in writing. All notices shall be deemed effectively delivered upon transmission or mailing.

     (f)     Waiver of Damages.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR
             -----------------
ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER ARISING OUT OF OR RELATED
TO THIS AGREEMENT OR ITS EXPIRATION OR TERMINATION, INCLUDING BUT NOT LIMITED TO, LOST PROFITS AND REVENUE.

     (g)     Counterparts. This Agreement may be executed in any number of
             ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     The parties hereto have executed this Agreement as of the Effective Date set forth above.


                                COMPANY
                                -------

                                PURCHASEPRO.COM, INC.

                                By /s/ CHRISTOPHER P. CARTON
                                   ---------------------------------------

                                Its President/COO/Secy
                                    --------------------------------------


                                PURCHASER
                                ---------

                                SPRINT COMMUNICATIONS COMPANY L.P.

                                By /s/ JEFF ANDERSON
                                   ---------------------------------------

                                Its Vice President - Strategic Development
                                    --------------------------------------